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                                                                 EXHIBIT 10.3(b)

                            SEAGATE TECHNOLOGY, INC.

                         MANAGEMENT RETENTION AGREEMENT

     This Management Retention Agreement (the "AGREEMENT") is made and entered into by and between Stephen J. Luczo (the "EMPLOYEE") and Seagate Technology, Inc. (the "COMPANY"), effective as of November 12, 1998 (the "EFFECTIVE DATE").

                                 R E C I T A L S
                                 ---------------

          A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "BOARD") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

          B. The Board believes that it is in the best interests of the Company and its stock-holders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

          C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon Employee's termination of employment following a Change of Control which provides the Employee with enhanced financial security and provides incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

          D. Certain capitalized terms used in the Agreement are defined in
Section 6 below.

          The parties hereto agree as follows:

          1. Term of Agreement. This Agreement shall terminate upon the date
             -----------------
that all obligations of the parties hereto with respect to this Agreement have been satisfied.

          2. At-Will Employment. The Company and the Employee acknowledge that
             ------------------
the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or pursuant to other agreements with the Company.

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          3.       Severance Benefits.
                   ------------------

                   (a) Involuntary Termination Other than for Cause; Voluntary
                       -------------------------------------------------------
Termination for Good Reason; Disability; Death. If the Employee's employment is
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(i) involuntarily terminated by the Company other than for Cause (as defined herein), (ii) voluntarily terminated by Employee for Good Reason (as defined herein), (iii) terminated due to Employee's Disability (as defined herein) or death, in any case within twenty-four (24) months following a Change of Control (as defined herein), then, subject to the Employee's obligations pursuant to
Section 9 below, the Employee shall receive the following severance benefits from the Company:

                              (1)  Lump-Sum Severance Payment.  A cash payment
                                   --------------------------
in an amount equal to three hundred percent (300%) of the Employee's Annual Compensation (as defined herein);

                              (2)  Option Accelerated Vesting. One hundred
                                   --------------------------
percent (100 %) of the unvested portion of any stock option covering Company shares or shares of any subsidiary of the Company held by the Employee shall automatically become vested in full upon the employment termination date.

                              (3)  Restricted Stock Accelerated Vesting.
                                   ------------------------------------
Employee's unvested shares granted under the Company's Executive Stock Plan (or any similar successor plan) shall vest (i.e., be released from the Company's repurchase option) as to that percentage of the unvested shares determined by dividing (i) the number of months that have elapsed from the restricted stock grant date to the date of employment termination, by (ii) the number of months between the grant date and the date when all shares would otherwise have vested based on Employee's continued employment with the Company.

                              (4)  Continued Employee Benefits. One hundred
                                   ---------------------------
percent (100%) Company-paid health, dental and life insurance coverage at the same level of coverage as was provided to such employee immediately prior to the Change of Control (the "Company-Paid Coverage"). If such coverage included the Employee's dependents immediately prior to the Change of Control, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (i) ______ years from the date of termination or
(ii) the date that the Employee and his dependents become covered under another employer's group health, dental or life insurance plans that provide Employee and his dependents comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Employee and his dependents shall be the date upon which the Company-Paid Coverage terminates.

                              (5)  Bonus Proration. A lump sum dollar amount
                                   ---------------
equal to a pro rata portion (based on the number of days elapsed during the fiscal year in which the termination occurs) of Employee's targeted bonus under the Company's executive bonus plan for the fiscal year in which the termination occurs.

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                              (6)  Company Automobile. The purchase by Employee
                                   ------------------
of the Company-owned automobile in Employee's possession at the wholesale Kelly Blue Book value.

                   (b)  Timing of Severance Payments. Any severance payment to
                        ----------------------------
which Employee is entitled under Sections 3(a)(1 and 5) shall be paid by the Company to the Employee (or to the Employee's successors in interest, pursuant to Section 7(b)) in cash and in full, not later than thirty (30) calendar days following the employment termination date.

                   (c)  Voluntary Resignation other than for Good Reason;
                        ------------------------------------------------
Termination for Cause. If the Employee's employment terminates by reason of the
---------------------
Employee's voluntary resignation other than for Good Reason, or if the Employee is terminated involuntarily by the Company for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

                   (d)  Termination Apart from Change of Control. In the event
                        ----------------------------------------
the Employee's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twenty-four (24) month period following a Change of Control, then the Employee shall be entitled to receive severance and any other benefits as may then be established under the Company's existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

                   (e)  Non-assumption by Successor Entity. Notwithstanding
                        ----------------------------------
Sections 3(a)(2) and (3) above, if on the effective date of a Change of Control a successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets fails to assume any stock option (granted pursuant to the Company's option plans) or restricted stock (granted pursuant to the Company's Executive Stock Plan), then (i) one hundred percent (100%) of the unvested portion of any stock option covering Company shares or the shares of any subsidiary of the Company held by the Employee shall automatically become vested in full as of the Change of Control, and (ii) Employee's unvested shares granted under the Company's Executive Stock Plan shall pro rata vest as outlined in Section 3(a)(3) above as of the Change of Control.

          4.       Attorney Fees, Costs and Expenses.  The Company shall
                   ---------------------------------
promptly reimburse Employee, on a monthly basis, for the reasonable attorney fees, costs and expenses incurred by the Employee in connection with any action brought by Employee to enforce his rights hereunder.

          5.       Golden Parachute Excise Tax Gross-Up. In the event that the
                   ------------------------------------
benefits provided for in this Agreement or otherwise payable to the Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE") and will be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "EXCISE TAX"), then the Employee shall receive (i) a payment from the Company sufficient to pay such Excise Tax, and (ii) an additional payment from the Company sufficient to pay the Excise Tax and federal and state income taxes arising from the payments made by the Company to Employee pursuant to this sentence. Unless the Company and the Employee otherwise agree in writing, the determination of Employee's Excise Tax liability and the amount required to be paid under this Section 5 shall be made in writing by the accounting firm serving as the Company's

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independent public accountants immediately prior to the Change of Control (the
"ACCOUNTANTS"). For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

          6.       Definition of Terms.  The following terms referred to in this
                   -------------------
Agreement shall have the following meanings:

                   (a)  Annual Compensation. "Annual Compensation" means an
                        -------------------
amount equal to the sum of Employee's (i) annual Company salary at the highest rate in effect in the twelve months immediately preceding the Change of Control, and (ii) Employee's highest annual bonus (includes cumulation of quarterly bonus amounts and deferral amounts) awarded within the three fiscal years immediately prior to the Change of Control.

                   (b)  Cause. "Cause" means (i) any act of personal dishonesty
                        -----
taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) Employee's conviction of a felony, or (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company.

                   (c)  Change of Control.  "Change of Control" means the
                        -----------------
occurrence of any of the following events:

                            (i)    Any "person" (as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act) ("BENEFICIAL OWNER"), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                            (ii)   A change in the composition of the Board
occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or
(B) are elected, or nominated for election, to the Board with the affirmative vote of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                            (iii)  There occurs a reorganization, merger,
consolidation or other corporate transaction involving the Company (a "TRANSACTION"), in each case with respect to which

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the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction; or

                            (iv)   All or substantially all of the assets of the
Company are sold, liquidated or distributed.

                   (d)  Disability. "Disability" means that Employee has been
                        ----------
determined disabled for purposes of the Seagate Long Term Disability Plan, and has been so disabled for a period of at least six months.

                   (e)  Good Reason. "Good Reason" means an Employee's
                        -----------
resignation of his or her employment with the Company within thirty (30) days of and as a result of any of the following: (i) without the Employee's express written consent, any material reduction of the Employee's duties, authority or responsibilities, relative to the Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or an assignment to Employee of such reduced duties, authority or responsibilities;
(ii) without the Employee's express written consent, any material reduction of the facilities and perquisites available to the Employee immediately prior to such reduction provided, however, use of private aircraft shall not be deemed a perquisite for purposes of the clause; (iii) a reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction, other than a reduction implemented with the consent of the Employee or a reduction that is equivalent to salary reductions imposed on all executives of the Company; (iv) any material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction; (v) the relocation of the Employee to a facility or a location more than fifty (50) miles from the Employee's then present location, without the Employee's express written consent; or (vi) failure by the Company's Successors as outlined in Section 7 below to assume any and all of the rights, duties and obligations under this Agreement.

          7.       Successors.
                   ----------

                   (a)  Company's Successors. Any successor to the Company
                        --------------------
(whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.

                   (b)  Employee's Successors. The terms of this Agreement and
                        ---------------------
all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

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          8.       Notice.
                   ------

                   (a)     General. Notices and all other communications
                           -------
contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                   (b)     Notice of Termination. Any termination by the Company
                           ---------------------
for Cause or by the Employee as a result of a voluntary resignation (whether or not for Good Reason) shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the employment termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

          9.       Employee Covenants. As consideration for the severance and
                   ------------------
other benefits the Employee is to receive herein, the Employee agrees that he will not as an employee, agent, consultant, advisor, officer or director of any corporation, partnership, person or other entity, directly or indirectly at any time during his employment with the Company and continuing until twenty-four
(24) months after his termination of employment with the Company:

                   (a) Participate or engage in the development, production, sale, marketing or servicing of any business enterprise that is in competition with any of the Company's (or any of its subsidiaries') product lines or business activities, or

                   (b) Solicit, employ or interfere in any other manner with the employment relationships existing between the Company (or any of its subsidiaries) and its current or prospective employees.

          10.      Miscellaneous Provisions.
                   ------------------------

                   (a)     No Duty to Mitigate. The Employee shall not be
                           -------------------
required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

                   (b)     Waiver. No provision of this Agreement shall be
                           ------
modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by

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the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                   (c)     Whole Agreement. No agreements, representations or
                           ---------------
understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding same.

                   (d)     Choice of Law.  The validity, interpretation,
                           -------------
construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

                   (e)     Severability. The invalidity or unenforceability of
                           ------------
any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                   (f)     Withholding. All payments made pursuant to this
                           -----------
Agreement will be subject to withholding of applicable income and employment taxes to the extent required by law.

                   (g)     Loans. Employee shall repay any outstanding Company
                           -----
loans (principal and accrued interest) on Employee's termination date unless the respective loan terms and conditions preclude repayment.

                   (h)     Counterparts.  This Agreement may be executed in
                           ------------
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                   IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY:                                    SEAGATE TECHNOLOGY, INC.

                                            /s/ Thomas Mulvaney
                                            ------------------------


EMPLOYEE:                                   /s/ Stephen J. Luczo
                                            ------------------------